Exhibit 10.7

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

AMENDMENT NO. 10

This Amendment No. 10 is made as of March 1, 2010 to the Subscription Fulfillment Agreement dated as of July 1, 1987 (the “Agreement”) between CDS Global, Inc. (“CDS Global”) with its principal place of business at 1901 Bell Avenue, Des Moines, Iowa 50315-1099, and Playboy Enterprises, Inc. (“Publisher”) with its principal place of business at 680 North Lake Shore Drive, 15th Floor, Chicago, Illinois  60611.  All terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

The Agreement is hereby amended as follows:

1.           Section 2.3 (a) of the Agreement, as previously amended, is hereby amended and restated in its entirety to read as follows:

“(a)           Basic Charge.

Cheshire Labels or Tape*

*****

***** will be added to the Basic Charge when pressure sensitive labels are requested.”

2.           Section 2.3 (f) of the Agreement, as previously amended, is hereby amended and restated in its entirety to read as follows:

“(f)           Two (2) expire pulls (selection) per year will be provided at *****.”

3.           Except as expressly amended herein, all other terms and conditions of the Agreement shall remain in full force and effect.

This Amendment No. 10 is hereby approved and accepted as of the date first above written on behalf of the parties to the Agreement as evidenced by the signatures of their duly authorized representatives:

CDS GLOBAL, INC.		PLAYBOY ENTERPRISES, INC.

By:	/s/ Dennis Luther	By:	/s/ Scott G. Stephen
	Dennis Luther		Scott G. Stephen
	(print)		(print)
Title:	Vice President	Title:	EVP Print/Digital Group